Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-133968), pertaining to the 2003 Israeli Share Option Plan of IncrediMail Ltd., of our report dated March 15, 2007, with respect to the consolidated financial statements of IncrediMail Ltd. included in this Annual Report on Form 20-F for the year ended December 31, 2006.

Tel Aviv, Israel	KOST FORER GABBAY & KASIERER
March 19, 2007	A member of Ernst & Young Global